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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-116223) and the related prospectus and on Form S-8 (No. 333-121461) pertaining to the registration of shares of common stock of Arbor Realty Trust, Inc. issued pursuant to the Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive Plan, as amended and restated, of our reports dated March 15, 2006 with respect to the consolidated financial statements and schedule of Arbor Realty Trust, Inc and Subsidiaries, Arbor Realty Trust, Inc. and Subsidiaries management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Arbor Realty Trust, Inc and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2005.


/s/ Ernst & Young LLP

New York, New York
March 15, 2006